SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Filed by the Registrant      [X]
        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

        [ ]    Preliminary Proxy Statement

        [ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

        [X]    Definitive Proxy Statement

        [ ]    Definitive Additional Materials

        [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                GEOKINETICS INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

        [X]    No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transaction
                   applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               (4) Proposed maximum aggregate value of transaction:
               (5) Total fee paid:

        [ ]    Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)    Amount Previously Paid:
               (2)    Form, Schedule or Registration Statement No.:
               (3)    Filing Party:
               (4)    Date Filed:

                                GEOKINETICS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1998

        Notice is hereby given that the Annual Meeting of Stockholders of Geokinetics Inc., a Delaware corporation (the "Company"), will be held at the Marathon Oil Tower, 5555 San Felipe, 10th Floor, Conference Center, Houston, Texas 77056, at 10:00 a.m. on May 27, 1998, for the following purposes:

        1.     To elect four directors;

        2. To ratify the appointment of Tsakopulos Brown Schott & Anchors as the Company's independent public accountants; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board recommends the election of the nominees for directors named in the accompanying Proxy Statement and ratification of the appointment of Tsakopulos Brown Scott & Anchors as the Company's independent public accountants.

        Stockholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                             By Order of the Board of Directors

                                             MICHAEL HALE
                                             SECRETARY

Houston, Texas
April 30, 1998

        PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                GEOKINETICS INC.

                                   ----------

                                 PROXY STATEMENT

                       1998 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1998

                                   -----------

                SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

GENERAL

        The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Geokinetics Inc. (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the time, place and for the purposes set forth in the foregoing Notice. This Proxy Statement and the accompanying proxy are being mailed to stockholders beginning on or about April 30, 1998.

RECORD DATE; OUTSTANDING SHARES

        Only stockholders of record at the close of business on April 17, 1998 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of April 17, 1998 consisted of 18,326,816 shares of the Company's Common Stock, $.01 par value (the "Common Stock"). For information regarding holders of more than 5% of the outstanding voting securities of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

        Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by executing a subsequent proxy, by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed to the Company's principal executive offices as follows: Geokinetics Inc., 5555 San Felipe, Suite 780, Houston, Texas 77056, Attention: Michael Hale, Secretary. Shares represented by a duly executed proxy received prior to the Annual Meeting will be voted in accordance with the instructions indicated on the proxy.

VOTING; QUORUM; ABSTENTIONS; BROKER NON-VOTES

        Every stockholder of record on the Record Date is entitled to vote on each proposal or item that comes before the meeting. Stockholders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the Record Date. Stockholders representing a majority of the votes represented by the Common Stock outstanding and entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of votes cast with respect to a proposal. Thus, abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

SOLICITATION

        The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the solicitation by mail, certain regular employees of the Company may solicit proxies by telephone or telecopy or in person. No specially engaged employees or solicitors will be retained by the Company for proxy solicitation purposes. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding this material.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1999 Annual Meeting must be received by the Company no later than December 31, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

SECURITY OWNERSHIP SUMMARY

        The following table sets forth, as of March 31, 1998, the number of shares of the Company's Common Stock beneficially owned by (i) each person known by the Company (based on filings under Section 13(d) or 13(g) of the Exchange
Act) to be the holder of more than five percent of its voting securities, (ii) each director or nominee for election as a director, and (iii) all of the Company's directors and officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of Common Stock owned by such holder.

     NAME AND ADDRESS
   OF BENEFICIAL OWNER                            AMOUNT AND NATURE OF          PERCENT OF
         OF GROUP             TITLE OF CLASS      BENEFICIAL OWNERSHIP           CLASS (1)
         --------             --------------      --------------------           ---------
Jay D. Haber
5555 San Felipe, Suite 780
Houston, TX  77056                Common          1,129,602 shares (2)             6.14%
--------------------------- ------------------ -------------------------- ----------------------

Steven A. Webster
R&B Falcon Corporation
901 Threadneedle, Suite 200
Houston, TX  77079                Common             16,365,311 (3)               63.70%
--------------------------- ------------------ -------------------------- ----------------------

William R. Ziegler
Parson & Brown LLP
666 Third Avenue
New York, NY  10017               Common             16,415,334 (4)               63.77%
--------------------------- ------------------ -------------------------- ----------------------

Christopher M. Harte
364 Spring Street
Portland, ME  04102               Common            85,500 shares (5)              .46%
--------------------------- ------------------ -------------------------- ----------------------

Blackhawk Investors, L.L.C.
3662 Piping Rock
Houston, TX 77027                 Common          14,331,596 shares (6)           59.74%
--------------------------- ------------------ -------------------------- ----------------------

Blackhawk Capital Partners
3662 Piping Rock
Houston, TX 77027                 Common          14,331,596 shares (7)           59.74%
--------------------------- ------------------ -------------------------- ----------------------

All Directors and
Executive Officers as a
Group                             Common          20,704,505 shares (8)           74.24 %
--------------------------- ------------------ -------------------------- ----------------------

        (1) These percentages are calculated on the basis of 18,326,816 shares of Common Stock, that were issued and outstanding on March 31, 1998, plus, with respect to each person or entity listed, such number of shares of Common Stock as such person or entity has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such person or entity. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

        (2) Includes 80,000 shares of Common Stock purchasable pursuant to options granted to Mr. Haber under the 1995 Stock Option Plan; excludes an aggregate of 600,000 shares of Common Stock purchasable pursuant to options granted to Mr. Haber under the 1995 Stock Option Plan which are subject to vesting requirements that have not yet been satisfied.

        (3) Includes (i) 1,482,512 shares of Common Stock issuable pursuant to the warrants held by Mr. Webster, (ii) 333,326 shares owned of record by Mr. Webster, (iii) (A) 8,666,667 shares of Common Stock owned of record by Blackhawk Investors, L.L.C. (ABlackhawk@) and
               (B) 5,664,929 shares of Common Stock presently exercisable pursuant to the Shadow Warrant issued to Blackhawk, since Mr. Webster is one of two partners of Blackhawk Capital Partners (ABCP@), the managing member of Blackhawk, and (iv) 217,877 shares of Common Stock presently exercisable pursuant to the Shadow Warrant issued to Mr. Webster; excludes 1,320,173 shares of Common Stock not presently exercisable under the Shadow Warrant issued to Blackhawk and 50,775 shares not presently exercisable under the Shadow Warrant issued to Mr. Webster.

        (4) Includes (i) 1,482,512 shares of Common Stock issuable pursuant to the warrants held by Mr. Ziegler, (ii) 333,340 shares owned of record by Mr. Ziegler, (iii) (A) 8,666,667 shares of Common Stock owned of record by Blackhawk (B) 5,664,929 shares of Common Stock presently exercisable pursuant to the Shadow Warrant issued to Blackhawk, since Mr. Ziegler is one of two partners of BCP, the managing member of Blackhawk, (iv) 50,000 shares of Common Stock issuable pursuant to stock options held by Mr. Ziegler, and (v) 217,886 shares of Common Stock presently exercisable pursuant to the Shadow Warrant issued to Mr. Ziegler; excludes 1,320,173 shares of Common Stock not presently exercisable under the Shadow Warrant issued to Blackhawk and 50,777 shares not presently exercisable under the Shadow Warrant issued to Mr.
               Ziegler.

        (5) Includes 85,500 shares of Common Stock issuable pursuant to warrants held by Mr. Harte, which warrants were issued in accordance with the terms of that certain promissory note dated March 24, 1998 of the Company payable to Mr. Harte.

        (6)    Includes (i) 8,666,667 shares owned of record by Blackhawk and
               (ii) 5,664,929 shares of Common Stock presently exercisable pursuant to the Shadow Warrant issued to Blackhawk; excludes 1,320,173 shares of Common Stock not presently exercisable under the Shadow Warrant issued to Blackhawk.

        (7)    Includes (i) 8,666,667 shares owned of record by Blackhawk and
               (ii) 5,664,929 shares of Common Stock presently exercisable pursuant to the Shadow Warrant issued to Blackhawk, which are deemed beneficially owned by BCP as the managing member of Blackhawk; excludes 1,320,173 shares of Common Stock not presently exercisable under the Shadow Warrant issued to Blackhawk.

        (8) Includes an aggregate of (i) 11,143,289 issued and outstanding shares beneficially owned by the directors and executive officers as a group, (ii) 9,561,216 shares of Common Stock that such persons have the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such persons (inclusive of 6,100,692 shares of Common Stock presently exercisable pursuant to the Shadow Warrants issued to Blackhawk and Messrs.

               Webster and Ziegler); excludes 1,421,725 shares of Common Stock not presently exercisable under the Shadow Warrants issued to Blackhawk and Messrs. Webster and Ziegler.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL INFORMATION

        The Board has nominated the four directors named below for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected. Set forth below are the names, ages and positions of the directors and executive officers of the Company:

                                                                        DIRECTOR
            NAME         AGE           POSITION WITH THE COMPANY          SINCE
            ----         ---           -------------------------          -----
                                       Chief Executive Officer,
Jay D. Haber              52      Chairman of the Board and Director      1994

Lynn A. Turner            48         President and Chief Operating
                          48                    Officer                     -

Michael A. Dunn           43              Vice President and
                                       Chief Technology Officer             -

Thomas J. Concannon       44              Vice President and
                                        Chief Financial Officer             -

Michael Hale              40       Vice President - Exploration and
                                       Production and Secretary             -

Christopher M. Harte      49                   Director                   1997

Steven A. Webster         45                   Director                   1997

William R. Ziegler        55                   Director                   1997


        There are no family relationships between any of the directors or executive officers of the Company.

        JAY D. HABER, age 52, has served as a director and as the Company's Chief Executive Officer since August 1, 1994, when the Company acquired certain oil and gas properties from a corporation owned by Mr. Haber. For more than the past five years, Mr. Haber has served as the President of certain privately-owned oil and gas exploration and production companies, including Haber Oil Company, Inc., Haber Resources Corporation and HOC Operating Co., Inc. On August 1, 1997, Mr. Haber was elected Chairman of the Board of Directors of the Company.

        LYNN A. TURNER, age 48, has served as the President and Chief Operating Officer of the Company since July 28, 1997. For more than the past five years, Mr. Turner was employed by Fairfield Industries, Inc., a provider of seismic acquisition services, most recently as Senior Vice President and Manager of Data Acquisition. Mr. Turner has more than 20 years of experience in the seismic data acquisition business.

        MICHAEL A. DUNN, age 43, has served as a Vice President and the Chief Technology Officer of the Company since August 18, 1997. For more than the past five years, Mr. Dunn was employed by Shell Oil Company, most recently as Technology Manager at its Exploration and Production Center. Mr. Dunn has over 18 years background in all aspects of geoscience, including seismic acquisition, seismic processing, exploration and research.

        THOMAS J. CONCANNON, age 44, has served as a Vice President and the Chief Financial Officer of the Company since July 15, 1997. For the past five years, he has worked as a private consultant for various energy companies. Prior to that time, he served as President of NJR Energy, an exploration company and as a director of its parent company, NJ Resources, Inc. Mr. Concannon has over 12 years of energy industry experience.

        MICHAEL HALE, age 40, has served as the Vice President of the Company since August 1, 1994, when the Company acquired certain oil and gas properties from a corporation owned by Mr. Hale. For more than the past five years, Mr. Hale has served as the Vice President of certain privately-owned oil and gas exploration and production companies, including Haber Resources Corporation and HOC Operating Co., Inc., and as President of Hale Exploration Corporation.

        CHRISTOPHER M. HARTE, age 49, is a private investor. From 1992 to 1994, Mr. Harte was the President of Portland Newspapers, Inc. Mr. Harte is a director of several corporations, including Harte-Hanks Communications, Inc. (a direct marketing and shopper publishing company), Wildfire Fire Equipment Inc. (a forest fire pump manufacturer) and Hi-Port Inc. (a petroleum product contract packaging company), and is an investor member of Blackhawk Investors, L.L.C. Mr. Harte was appointed a member of the Board of Directors on August 1, 1997.

        STEVEN A. WEBSTER, age 45, is the Chief Executive Officer of R&B Falcon Corporation, a marine oil and gas drilling contractor, and from November of 1991 through December 31, 1997, was the Chairman, Chief Executive Officer and Treasurer of Falcon Drilling Company, Inc., a marine oil and gas drilling contractor that, prior to becoming a wholly-owned subsidiary of R&B Falcon Corporation on January 1, 1998, was listed on the New York Stock Exchange. Mr. Webster serves as a director of Grey Wolf, Inc. (formerly DI Industries, Inc.) (an international land drilling company), Ponder Industries, Inc. (an oilfield service and rental tool company), Crown Resources Corporation (a mining company), Carrizo Oil & Gas, Inc. (an independent oil and gas company), and as a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster is also a general partner of Equipment Asset Recovery Fund (an investment fund), a general partner of Somerset Capital Partners, a principal stockholder of Grey Wolf, Inc., a general partner of White Owl Capital Partners, the managing member of White Owl Investors, LLC, a principal stockholder of Ponder Industries and a general partner of Blackhawk Capital Partners, the managing member of Blackhawk Investors, L.L.C. Mr. Webster was appointed a member of the Board of Directors on August 1, 1997.

        WILLIAM R. ZIEGLER, age 55, is a partner of the law firm of Parson & Brown, L.L.P., located in New York, New York, where he has served as Chairman of that firm since June of 1994. Mr. Ziegler was formerly a partner of Whitman Breed Abbott & Morgan, located in New York, New York (1993 - May 1994), and a predecessor law firm, Whitman & Ransom (since 1976), where he was Co-Chairman of its Corporate Department. Mr. Ziegler is a director of R&B Falcon Corporation, a director and Vice Chairman of Grey Wolf, Inc., a director of Ponder Industries, Inc., a director of Flotek Industries Inc. (an oil services equipment supplier), a general partner of Somerset Capital Partners, a general partner of White Owl Capital Partners, the managing member of Marlin Investors, LLC, a principal stockholder of Flotek Industries, and a general partner of Blackhawk Capital Partners, the managing member of Blackhawk Investors, L.L.C. Mr. Ziegler was appointed a member of the Board on August 1, 1997.

CERTAIN TRANSACTIONS

OFFICER ADVANCES

        During the fiscal years ended December 31, 1995 and December 31, 1996, the Company received working capital advances aggregating $141,722 from Jay D. Haber, the Company's President at that time and a member of the Company's Board of Directors. Interest on such advances is based on the prime rate as of the first day of each fiscal quarter, plus four per cent (4%) and is payable quarterly. During 1997, the Company made payments of $52,847 to Mr. Haber in partial repayment of such working capital advances. The remaining indebtedness will be paid to Mr. Haber in equal monthly installments over the next 19 months.

FINANCIAL ADVISORY COMPENSATION

        On October 23, 1996, the Company issued a promissory note in the principal amount of $104,521 to William H. Murphy, a former member of the Company's Board of Directors. The note was issued as compensation to Mr. Murphy as a result of the termination of the Financial Advisory Agreement, dated May 12, 1994, between the Company and Wm. H. Murphy & Co., Inc. The principal balance of this note was payable in full on June 30, 1997. Interest accrued based on the prime rate, plus four percent (4%) and was payable monthly until maturity. The Company paid this obligation in full on July 18, 1997.

LOAN FROM DIRECTOR

        On October 23, 1996, the Company received a working capital advance of $65,960 from William H. Murphy, a former member of the Company's Board of Directors. This loan was evidenced by a promissory note payable to Mr. Murphy. The principal balance of this note was payable in full on June 30, 1997. Interest accrued based on the prime rate, plus four percent (4%), and was payable monthly until maturity. The Company paid this obligation in full on July 18, 1997.

BRIDGE FINANCING AND CONSULTING AGREEMENTS

        On April 25, 1997, the Company borrowed an aggregate of $500,000 in short-term financing, evidenced by 12% senior notes, from William R. Ziegler and Steven A. Webster. Messrs. Ziegler and Webster were subsequently elected directors of the Company on August 1, 1997 and re-elected as directors at the 1997 Annual Meeting of Stockholders held on November 20, 1997. On July 18, 1997, the notes were exchanged for 458,333 shares of the Company's Common Stock, 15,625 shares of Series A Preferred Stock and 592,009 Shadow Warrants. As part of this transaction, the Company entered into a consulting agreement with Mr. Ziegler to provide certain strategic planning and other consulting services to the Company and its subsidiaries. As of December 31, 1997, the Company owed Mr. Ziegler $63,207 in consulting fees under the terms of the consulting agreement. As additional consideration for the services to be rendered by Mr. Ziegler under the consulting agreement, the Company granted Mr. Ziegler a non-qualified option to purchase 50,000 shares of Common Stock of the Company at a price of $.75 per share.

        On March 24, 1998, the Company borrowed an aggregate of $1,500,000 on a short-term basis from a group of lenders consisting of three present directors of the Company and/or their affiliates and certain investor members of Blackhawk Investors, L.L.C., a principal stockholder of the Company. These loans have a term of 60-days, bear interest at an annual rate of prime plus 2% (which interest rate increases to prime plus 4% if the loans are not repaid at maturity), have detachable warrants to acquire an aggregate of 300,000 shares of Common Stock at an exercise price of $2.50 per share (subject to adjustment), and accrue additional warrants to acquire an aggregate of 75,000 shares of Common Stock for each 30-day period that the loans remain unpaid beyond the 60-day term.

PRIVATE PLACEMENT OFFERINGS

        On July 18, 1997, the Company entered into a Securities Purchase and Exchange Agreement (the "Purchase Agreement") with Blackhawk Investors, L.L.C. and Messrs. Webster and Ziegler Pursuant to the Purchase Agreement, the Company received $5,500,000 in cash and the exchange of certain indebtedness in the principal amount of $500,000 owed by the Company to Messrs. Webster and Ziegler for the issuance of the following securities to (i) Blackhawk Investors, L.L.C.:
(A) 5,041,667 newly-issued shares of the Company's Common Stock, par value $.20 per share, (B) 171,875 newly-issued shares of the Company's Series A Preferred Stock, which were converted into an aggregate of 2,291,667 shares of Common Stock on November 20, 1997, and (C) Shadow Warrants to purchase up to an additional 7,104,103 shares of Common Stock (subject to adjustment) at a price of $0.20 per share; and (ii) Messrs. Webster and Ziegler: (A) an aggregate of 458,333 shares of Common Stock, (B) 15,625 shares of Series A Preferred Stock, which were converted into an aggregate of 208,333 shares of Common Stock and (C) 592,009 Shadow Warrants to purchase up to an additional 592,009 shares of Common Stock (subject to adjustment). As a result of the Purchase Agreement, Messrs. Ziegler and Webster, the general partners of Blackhawk Capital Partners (the managing member of Blackhawk Investors, L.L.C.), were subsequently elected directors of the Company on August 1, 1997 and re-elected as directors at the 1997 Annual Meeting of Stockholders held on November 20, 1997. On July 24, 1997, Blackhawk Investors, L.L.C. invested an additional $1,000,000 in cash in the Company in exchange for (i) 100,000 shares of Series B Preferred Stock of the Company, which were subsequently converted into an aggregate of 1,333,333 shares of Common Stock, and (ii) another Shadow Warrant to purchase up to an additional 1,100,255 shares of Common Stock (subject to adjustment). Blackhawk Capital Partners will oversee the investments of Blackhawk Investors, L.L.C. in the Company pursuant to an Investment Monitoring Agreement with the Company. The Company owed Blackhawk Capital Partners $12,500 as of December 31, 1997 under the terms of such monitoring agreement.

SPECIAL COUNSEL TO THE COMPANY

        From time to time, the Company has retained the law firm of Parson & Brown LLP in New York, New York, as special counsel. William R. Ziegler, a director of the Company, is a partner of the law firm of Parson & Brown LLP.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16(a)-3(e) of the Securities and Exchange Commission during the Company's fiscal year ended December 31, 1997, and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1997, the Company believes that each of Blackhawk Investors, L.L.C., Blackhawk Capital Partners and Messrs. Webster and Ziegler failed to file on a timely basis a Form 4 to report the conversion of shares of Series A Preferred Stock into shares of Common Stock in November, 1997. The Company is not aware of any other director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") that has failed to file on a timely basis, as disclosed in the above forms and reports required by Section 16(a) of the Exchange Act, during the Company's most recent fiscal year.

MEETINGS; COMMITTEES

        The Company's Board of Directors met twice during the fiscal year ended December 31, 1997. The Company does not have separate audit, nominating or compensation committees of the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

        The following table reflects all forms of compensation for each of the Company's last three completed fiscal years. No other director or executive officer had salary and bonus which exceeded $100,000 during any of such periods.

                         Annual compensation                     Long term compensation

                                                            Awards                   Payouts

                                             Other   Restricted Securities
    Name and                                 annual     Stock   underlying                All other
principal position Year  Salary    Bonus  compensation Awards  options/SAR  LTIP payouts compensation
                           ($)      ($)        ($)       ($)       (#)         ($)          ($)
       (a)         (b)     (c)      (d)        (e)       (f)       (g)         (h)          (i)
-----------------------------------------------------------------------------------------------------
Jay D. Haber,     1997  $156,250     -          -         -     600,000(1)      -            -
President and
Chief Executive
Officer through
August 1, 1997;
Chairman and
Chief Executive
Officer since
August 1, 1997
-----------------------------------------------------------------------------------------------------
Lynn A. Turner,
President and     1997  $58,125 $156,780(2)  $1,200       -     500,000(3)      -            -
Chief Operating
Officer since
July 28, 1997
-----------------------------------------------------------------------------------------------------
Michael A. Dunn,  1997  $56,250   $90,000       -               550,000(4)      -            -
Vice President
and Chief
Technology
Officer since
August 18, 1997
-----------------------------------------------------------------------------------------------------
Michael Hale,     1997  $111,249     -          -               300,000(5)      -            -
Vice President
and Secretary
-----------------------------------------------------------------------------------------------------
Jay D. Haber,     1996  $140,000     -          -                50,000(6)      -            -
President and
Chief Executive
Officer
-----------------------------------------------------------------------------------------------------
Michael Hale,     1996  $98,000      -          -                50,000(6)      -            -
Vice President
and Secretary
-----------------------------------------------------------------------------------------------------
Jay D. Haber,     1995  $140,000(7) $31,994     -          -     15,000(8)      -            -
President and
Chief Executive
Officer
-----------------------------------------------------------------------------------------------------
Michael Hale,     1995  $98,000(7)  $31,994     -          -     15,000(8)      -            -
Vice President
and Secretary
-----------------------------------------------------------------------------------------------------

(1) Refers to incentive stock options to purchase 600,000 shares of Common Stock granted to Mr. Haber under the Company's 1995 Stock Option Plan, in accordance with the new employment agreement between Mr. Haber and the Company (see AEmployment Agreements@ below).

(2) Includes a $156,780 bonus paid to Mr. Turner on February 13, 1998, in accordance with the employment agreement between Mr. Turner and the Company (see "Employment Agreements" below).

(3) Refers to non-incentive stock options to purchase 500,000 shares of Common Stock granted to Mr. Turner under the Company's 1995 Stock Option Plan, in accordance with the employment agreement between Mr. Turner and the Company (see AEmployment Agreements@ below).

(4) Refers to non-incentive stock options to purchase 550,000 shares of Common Stock granted to Mr. Dunn under the Company's 1995 Stock Option Plan, in accordance with the employment agreement between Mr. Dunn and the Company (see "Employment Agreements" below).

(5) Refers to incentive stock options to purchase 300,000 shares of Common Stock granted to Mr. Hale under the Company's 1995 Stock Option Plan, in accordance with the new employment agreement between Mr. Hale and the Company (see "Employment Agreements" below).

(6) Refer to non-incentive stock options to purchase 15,000 shares of Common Stock granted to Mr. Haber and Mr. Hale under the 1995 Stock Option Plan adopted by the Company's stockholders at the 1995 Annual Meeting of Stockholders, in accordance with the terms of their respective employment agreements with the Company dated August 1, 1994 (the "Initial Employment Agreements"). In addition, Mr. Haber and Mr. Hale were each awarded incentive stock options to purchase 35,000 shares of Common Stock as compensation in connection with the successful funding of a loan obtained by a subsidiary of the Company.

(7) Bonus reflects share of net proceeds from sales of oil and gas prospects. Mr. Haber and Mr. Hale were entitled to these bonuses pursuant to the terms of their respective Initial Employment Agreements.

(8) Refers to non-incentive stock options to purchase 15,000 shares of Common Stock granted to Mr. Haber and Mr. Hale under the 1995 Stock Option Plan, in accordance with the terms of their respective Initial Employment Agreements.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table reflects all stock options granted to the indicated individuals during the fiscal year ended December 31, 1997:

                        Number of      Percent of
                       securities         total
                       underlying     options/SARs
                      options/SARs     granted to    Exercise or
                         granted      employees in    base price  Market Price    Expiration
        Name               (#)         fiscal year      ($/Sh)     at date of        date
        (a)                (b)             (c)           (d)          Grant          (e)
-----------------------------------------------------------------------------------------------------
Jay D. Haber            600,000(1)         22.3%        $1.00        $0.75(2)     July 15, 2004
-----------------------------------------------------------------------------------------------------
Lynn A. Turner          500,000(3)         18.6%        $0.75        $2.13 (4)    July 15, 2004
-----------------------------------------------------------------------------------------------------
Michael Hale            300,000(1)         11.2%        $1.00        $0.75(2)    August 1, 2002
-----------------------------------------------------------------------------------------------------
Michael A. Dunn         550,000(3)         20.5%        $0.75        $2.13(4)     July 15, 2004
-----------------------------------------------------------------------------------------------------

(1) Mr. Haber and Mr. Hale were each granted incentive stock options under the 1995 Stock Option Plan pursuant to their respective employment agreements with the Company (see "Employment Agreements" below).

(2) The exercise price of the incentive stock option was more than or equal to 100% of the fair market value of the Common Stock on the date such option was granted.

(3) Mr. Turner and Mr. Dunn were each granted non-incentive stock options under the 1995 Stock Option Plan pursuant to their respective employment agreements with the Company (see "Employment Agreements" below).

(4) The exercise price of the non-incentive stock option was less than the fair market value of the Common Stock on the date such option was granted.

The Company has not issued any stock appreciation rights ("SARs").

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES

        During the fiscal year ended December 31, 1997, none of the Company's executive officers exercised any options. The Company has not issued any SARs.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

        During the fiscal year ended December 31, 1997, none of the Company's executive officers were granted awards under any long-term incentive plan.

COMPENSATION OF DIRECTORS

        Directors of the Company who are not employees receive $2,500 per year for their services as directors. Directors also receive $250 per meeting attended. Directors, who are not employees or officers of the Company, are reimbursed for their actual expenses incurred in attending meetings of the Board of Directors.

EMPLOYMENT AGREEMENTS

        Under the terms of their Initial Employment Agreements, Mr. Haber and Mr. Hale were each entitled to receive grants of non-incentive stock options covering 15,000 shares of the Company's Common Stock on August 1 of each year of service rendered to the Company.

        Effective June 19, 1997, the Company entered into a new employment agreement with Mr. Haber, pursuant to which Mr. Haber serves as the Chief Executive Officer of the Company. The agreement requires Mr. Haber to devote substantially all of his business time, attention, skill, and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Haber is entitled to (i) receive an annual salary, commencing August 1, 1997, of $165,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its senior executives, (iii) receive options to purchase an aggregate of 600,000 shares of Common Stock at a price of $1.00 per share which vest over a five-year period, and (iv) participate in the Company's other employee benefit plans. Mr. Haber's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events.

        Effective June 19, 1997, the Company entered into a new employment agreement with Michael Hale, pursuant to which Mr. Hale serves as a Vice President and the Secretary of the Company. The agreement requires Mr. Hale to devote substantially all of his business time, attention, skill, and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Hale is entitled to (i) receive an annual salary, commencing August 1, 1997, of $120,000, (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its senior executives, (iii) receive options to purchase an aggregate of 300,000 shares of Common Stock at a price of $1.00 per share which vest over a three-year period, and (iv) participate in the Company's other employee benefit plans. Mr. Hale's employment agreement is terminable by the Company at any time for Acause@, as specified in the Agreement, and in certain other events.

        The Company is a party to an employment agreement with Lynn A. Turner, dated July 15, 1997, pursuant to which Mr. Turner serves as the President and Chief Operating Officer of the Company, with overall responsibility for geophysical operations. The compensation payable to Mr. Turner under the employment agreement consists of: (i) a "sign-on" bonus of $156,780 paid on February 13, 1998, (ii) an annual base salary of $135,000 per year, (iii) an annual incentive cash bonus equal to 100% of base salary if the Company's geophysical operations meet certain goals set forth in a plan to be established by the Board of Directors after consultation with Mr. Turner, plus an additional bonus in excess of annual base salary if the financial results of the Company's geophysical operations exceed such goals, and (iv) an option to acquire 500,000 shares of Common Stock, at an exercise price of $0.75 per share, which option vests in equal one-fifth increments of 100,000 shares each on each of July 15, 1998, 1999, 2000, 2001 and 2002, provided that he continues to be employed by the Company on such dates, and he exercises such option prior to or on July 15, 2004. Mr. Turner's employment agreement has a term of five years and is terminable by the Company upon its good faith determination that there has been a willful violation of the terms of the agreement and in certain other events.

        The Company is a party to an employment agreement with Michael A. Dunn, dated July 15, 1997, pursuant to which Mr. Dunn serves as a Vice President and the Chief Technical Officer of the Company. The compensation payable to Mr. Dunn under the employment agreement consists of: (i) a "sign on" bonus of $90,000, paid upon commencement of employment, (ii) an annual base salary of $150,000 per year, (iii) an annual incentive cash bonus commensurate with his position at the Company in accordance with a plan to be established by the Board of Directors after consultation with Mr. Dunn, and (iv) stock options to acquire (A) 50,000 shares of Common Stock, at an exercise price of $0.75 per share, which option became exercisable on August 18, 1997 and has an expiration date of July 15, 2002, and (B) an additional 500,000 shares of Common Stock, at an exercise price of $0.75 per share, which option vests in equal one-fifth increments of 100,000 shares each on each of July 15, 1998, 1999, 2000, 2001 and 2002, provided that he continues to be employed by the Company on such dates, and he exercises such option prior to or on July 15, 2004. Mr. Dunn's employment agreement has a term of five years and is terminable by the Company upon its good faith determination that there has been a willful violation of the terms of the agreement and in certain other events.

        The Company is a party to an employment agreement with Thomas J. Concannon dated July 15, 1997, pursuant to which Mr. Concannon serves as a Vice President and the Chief Financial Officer of the Company. The compensation payable to Mr. Concannon under the employment agreement consists of: (i) an annual base salary of $120,000 per year, (ii) participation in any and all current and future employee/officer incentive plans, employee/officer stock plans, employee/officer stock option plans and any and all other employee/officer benefit/compensation plans of the Company, (iii) stock options to acquire (A) an aggregate of 150,000 shares of Common Stock, at an exercise price of $0.75 per share, which option became exercisable on July 15, 1997 and has an expiration date of July 15, 2002, and (B) an additional 150,000 shares of Common Stock, at an exercise price of $0.75 per share, which option vests in equal one-third increments of 50,000 shares each on each of July 15, 1998, 1999, and 2000, provided that he continues to be employed by the Company on such dates, and he exercises such option prior to or on July 15, 2002. Mr. Concannon's employment agreement has a term of three years and is terminable by the Company upon its good faith determination that there has been a willful violation of the terms of the agreement and in certain other events.

VOTES REQUIRED; BOARD RECOMMENDATION

        The four nominees receiving the highest number of affirmative votes of the shares represented in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board. The Board believes that the election of the nominees listed above as directors of the Company is in the best interest of the Company and its stockholders. The Board, therefore, recommends a vote FOR the nominees and it is intended that proxies not marked to the contrary will be so voted.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

        Subject to the approval of the stockholders, the Board has appointed the firm of Tsakopulos Brown Schott & Anchors of San Antonio, Texas, as independent public accountants to examine the Company's consolidated financial statements for the fiscal year ending December 31, 1998. Tsakopulos Brown Schott & Anchors has audited the Company's financial statements for the fiscal years ended December 31, 1996 and 1997. Representatives of Tsakopulos Brown Schott & Anchors are expected to be present at the Annual Meeting, and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The audit reports of Tsakopulos Brown Schott & Anchors on the consolidated financial statements of the Company during the fiscal years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

        In connection with Tsakopulos Brown Schott & Anchors' audits of the fiscal years ended December 31, 1996 and 1997, there were no disagreements with Tsakopulos Brown Schott & Anchors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused Tsakopulos Brown Schott & Anchors to make reference to the subject matter of the disagreement in connection with its opinion.

VOTES REQUIRED BOARD RECOMMENDATION

        The Board recommends a vote FOR the ratification and appointment of Tsakopulos Brown Schott & Anchors as the Company's independent public accountants for the fiscal year ending December 31, 1998, and it is intended that proxies not marked to the contrary will be so voted. The ratification and appointment of Tsakopulos Brown Schott & Anchors will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

                                 OTHER BUSINESS

        Management knows of no other business to be brought before the Annual Meeting other than the election of directors and the ratification and appointment of the Company's independent public accountants. If any other proposals come before the meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

                                   By Order of the Board of Directors

                                   MICHAEL HALE
                                   SECRETARY

Houston, Texas
April 30, 1998

                                GEOKINETICS INC.
                           5555 SAN FELIPE, SUITE 780
                              HOUSTON, TEXAS 77056

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jay D. Haber and Michael Hale as proxies, each with full power of substitution, and authorizes them to vote as designated below, all the shares of voting stock of Geokinetics Inc. held on record by the undersigned on May 27, 1998, at the annual meeting of stockholders to be held at the Marathon Oil Tower, 5555 San Felipe, 10th Floor Conference Center, Houston, Texas 77056, at 10:00 a.m. (local time) on May 27, 1998, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

1.      ELECTION OF DIRECTORS OF THE COMPANY

        [ ]    FOR all nominees listed below   [ ]    WITHHOLD AUTHORITY to vote
               (except as marked to the               for all nominees listed
               contrary below).                       below.

               Jay D. Haber                           Steven A. Webster
               Christopher M. Harte                   William R. Ziegler

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

2. RATIFICATION OF THE APPOINTMENT OF TSAKOPULOS BROWN SCHOTT & ANCHORS as independent public accountants of the Company.
        [ ]    FOR                  [ ]     AGAINST       [ ]    ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                                                   [NAME OF STOCKHOLDER]

DATED:  ____________  ___, 1998

                                            ____________________________________
                                            signature

                                            ____________________________________
                                            signature if held jointly

Please date, sign exactly as your name appears hereon and mail this proxy card in the enclosed envelope. No postage is required. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this proxy should be signed by a duly authorized officer. 9 Please check this box if you plan on attending the Annual Meeting.